Exhibit 10.13

LEASE AGREEMENT

BROADWAY TECH CENTRE,
VANCOUVER'S BUSINESS CAMPUS

VANCOUVER, B.C.

BETWEEN

2725312 CANADA INC.

(THE LANDLORD)

AND

REDBACK NETWORKS INC.

(THE TENANT )

S C H E D U L E	" A "	– T H E L A N D S
S C H E D U L E	" B "	– G R O U P O F B U I L D I N G S
S C H E D U L E	" C "	– T H E P R E M I S E S
S C H E D U L E	" D "	– R U L E S A N D R E G U L A T I O N S
S C H E D U L E	" E "	– E S TO P P E L C E R T I F I C A T E
S C H E D U L E	" F "	– L A N D LO R D'S W O R K

LEASE AGREEMENT

PARKBROADWAY TECH CENTRE,
VANCOUVER'S BUSINESS CAMPUS

VANCOUVER , B.C.

LEASE AGREEMENT made the 3rd day of October, 2000.

BETWEEN:	2725312 CANADA INC., a body corporate, having its head office at Suite 1500, One Bentall Centre, 505 Burrard Street, in the City of Vancouver, in the Province of British Columbia, V7X 1M5

(hereinafter called the "Landlord")

OF THE FIRST PART

AND:

REDBACK NETWORKS INC. a body corporate, having its head office within the province at 305 - 8988 Fraserton Court, in the City of Burnaby, in the Province of British Columbia, V7X 1M5

(hereinafter called the "Tenant")

OF THE SECOND PART

WHEREAS the Landlord is the registered owner of that certain parcel of land and such buildings situated on the same in the City of Vancouver, in the Province of British Columbia commonly known as BROADWAY TECH CENTRE, VANCOUVER'S BUSINESS CAMPUS having a legal description as set out in Schedule "A" to this Lease (the "Lands"); and

WHEREAS the Tenant has agreed to lease all of the space in a building on the Lands which will comprise the area more particularly hereinafter set forth for the term and at the rental and subject to the terms, covenants, conditions and agreements hereinafter contained;

Witnesses that in consideration of the rents, covenants, agreements and conditions hereinafter reserved and contained on the part of the Tenant to be respectively paid, kept, observed and performed, the Landlord hereby demises and leases unto the Tenant the Premises pursuant to the following terms and conditions:

ARTICLE 1

1.	DEFINITIONS

In this Lease, in addition to further definitions, the following expressions shall have the following meanings:

1.1.	ADDITIONAL RENT

"Additional Rent" means the payments of Operating Costs and Taxes and any other payments which the Tenant is required to make to the Landlord pursuant to this Lease in addition to Base Rent.

1.2.	ADDITIONAL SERVICES

"Additional Services" means the services and supervision supplied by the Landlord from time to time to the Tenant and which are additional to the normal operation and maintenance of the Property and other services which the Landlord has agreed to supply pursuant to the provisions of this Lease and to like provisions of other leases within the Group of Buildings (defined below). For such Additional Services the

Tenant shall pay a reasonable charge together with a fifteen percent (15%) service fee to the Landlord or his assigns. Any disputes shall be settled conclusively by the Landlord's independent chartered accountant.

1.3.	BUILDING , GROUP OF BUILDINGS AND SUB-GROUP OF BUILDINGS

"Building" means the building and related improvements in which the Premises are located, which Building is outlined in red on the plan attached to this Lease as Schedule "B";

"Group of Buildings" means all buildings or related improvements now or hereafter built upon the Lands such buildings presently as shown on the plan attached to this Lease as Schedule "B";

"Sub-group of Buildings" means buildings or related improvements within the Group of Buildings as designated by the Landlord from time to time as separate from other buildings in the Group of Buildings for the purposes of calculating Operating Costs (defined below) for that Sub-group of Buildings chargeable to the Tenant as Additional Rent.

1.4.	CAPITAL TAX

"Capital Tax" means an imputed amount presently or hereafter imposed from time to time upon the Landlord and payable by the Landlord (or by any corporation acting on behalf of the Landlord) and which is levied or assessed against the Landlord on account of its ownership of or capital employed in the Property. Capital Tax shall be imputed as if the amount of such tax were that amount due if the Property were the only real property of the Landlord and Capital Tax includes the amount of any capital or place of business tax levied by the provincial government or other applicable taxing authority against the Landlord with respect to the Lands and Building whether or not known as Capital Tax or by any other name.

1.5.	COMMON AREAS

"Common Areas" means all areas of the Property, as may be designated by the Landlord from time to time, including without limitation, corridors, electrical rooms, and other facilities for the use of all tenants.

1.6.	HAZARDOUS SUBSTANCE

"Hazardous Substance" means any contaminant, pollutant, dangerous or potentially dangerous or noxious or toxic substance, hazardous waste, flammable or explosive or radioactive material, urea formaldehyde foam insulation, asbestos, PCBs and substances or any other materials declared or defined to be hazardous, toxic, contaminants or pollutants, or which at any time during the Term are regulated as a threat or are capable of posing a threat to public health or the environment under or pursuant to, any applicable laws, regulations, requirements or guidelines in the Province of British Columbia, including any applicable laws, regulations, requirements or guidelines of the Government of Canada or of the Government of the Province of British Columbia or of the City of Vancouver or of any other lawful governmental authority having jurisdiction. In no event, however, shall the term "Hazardous Substance" include (1) chemicals routinely used in office areas or (2) janitorial supplies or cleaning fluids routinely used for office maintenance if the disposition, handling, storage or quantity of the items described in paragraphs (1) and (2) herein are at all times in compliance with all applicable legal requirements, laws and regulations pertaining to such matters.

1.7.	LANDS

"Lands" means those lands described in Schedule "A" to this Agreement.

1.8.	LANDLORD'S ARCHITECT

"Landlord's Architect" means the independent architect, or engineer or quantity surveyor selected by the Landlord from time to time for the purposes of making determinations hereunder.

1.9.	LEASE

"Lease", "hereof", "herein", "hereunder" and similar expressions mean or refer to this Lease and includes all other Schedules attached hereto, and any amendments thereof made from time to time by the parties in writing.

1.10.	LEASEHOLD IMPROVEMENTS

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant or any previous tenant of the Premises with the exception of trade fixtures or furniture and equipment not of the nature of fixtures, and includes all wall-to-wall carpeting (whether or not supplied by the Landlord), and all window coverings.

1.11.	NORMAL BUSINESS HOURS

"Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m., Monday to Friday, inclusive, and 8:00 a.m. to 1:00 p.m. Saturday of each week, statutory holidays excepted.

1.12.	OPERATING COSTS AND PARTICULAR OPERATING COSTS

"Operating Costs" means the total of all expenses, costs and outlays of every nature incurred in the complete maintenance, repair, operation, insuring and management of the Property and the carrying out of the Landlord's obligations under this Lease and similar tenant leases. Without limiting the generality of the foregoing, Operating Costs includes all expenses, costs and outlays relating to the following: all utilities not separately metered to tenants; security; all insurance required to be carried by the Landlord pursuant hereto and all other insurance relating to the Property as placed by the Landlord from time to time in the Landlord's sole discretion; maintenance, repairs and replacements to the Group of Buildings and its components including the Heating, Ventilation and Air Conditioning System (but excluding any costs that relate exclusively to any other building on the Property unless such costs are part of a staged financial commitment benefitting the Group of Buildings); accounting and auditing; all amounts paid to employees or third parties relating to work performed in relation to the Property including any management fees and managing agents fees and in the case of employees all usual benefits; should the Landlord elect to manage the Group of Buildings or a Sub-group of Buildings itself a fee for management and administration calculated at three and one-half percent (3.5%) of the total Rent payable by all tenants in the Building; supplies and materials used in relation to operating and maintaining the Property; uniforms; a reasonable rental value for office space and storage used by onsite personnel and related expenses; all outdoor maintenance including landscaping and snow removal; operation and maintenance of parking area; preventative maintenance and inspection; cost of consulting engineering fees; costs of all service contracts, legal and consulting services; taxes (other than income taxes), including Capital Tax and Sales Tax, if levied, and any sales and excise tax;

Cost of each "Major Expenditure" (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the item acquired, but not to exceed fifteen (15) years, using equal monthly instalments of principal and interest at prime commercial loan rate charged at the time of the expenditure to borrowers having the highest credit rating from time to time by the Main Branch, Vancouver, British Columbia of the Landlord's principal bank at the time, per annum compounded semi-annually (the "Interest Rate"), where "Major Expenditure" shall mean any single expenditure incurred during or subsequent to the fiscal period in which the Lease commences, for replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Property or Building, which expenditure is more than ten percent (10%) of the total Operating Costs for the previous fiscal period, or for modifications or additions to the Property if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by government regulation; and

Depreciation of: (1) the costs and expenses including repair and replacement, of all maintenance and cleaning equipment and master utility meters, (2) costs and expenses incurred for the initial supply and installation and for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Property and Building which by their nature, require periodic or substantial repair or replacement unless they are charged fully in the year in which they are incurred, in accordance with sound accounting principles including reasonable depreciation and materials for resurfacing the parking area; and, (3) interest on the undepreciated portion of the cost of all fixtures and equipment at the Interest Rate referred to herein.

Operating Costs shall exclude the cost of structural repairs, the cost of repairing latent defects in the Building or Group of Buildings, the cost of legal services to negotiate leases or resolve disputes with any tenants of the Property, and any costs that are recovered from warranties.

To the extent that any component of Operating Costs should be allocated, in the reasonable opinion of the Landlord, to a Sub-group of Buildings the Landlord may, but shall not be obligated to, allocate those costs to a Sub-group of Buildings the tenants of which shall alone be responsible to pay those costs. Such an allocation of Operating Costs by the Landlord shall be defined as "Particular Operating Costs" under this Lease. Particular Operating Costs may include amongst other charges janitor, washroom supplies, fire alarm and related maintenance, security, lighting, water, sewer, garbage removal, and Premises and Common Area electricity.

For the purposes of this Lease the term "Operating Costs" includes "Particular Operating Costs".

All Operating Costs shall be calculated for the Group of Buildings and any Sub-group of Buildings by the Landlord or his agent and then allocated to the Building to be paid by the Tenant in the Tenant's Proportionate Share.

1.13.	PREMISES

"Premises" means the whole of the Building shown outlined in red on the plan attached to this Lease as Schedule "C" hereto. The exterior surfaces of the Building are expressly excluded from the Premises and reserved to the Landlord.

1.14.	PRIME RATE

"Prime Rate" means that rate of interest announced from time to time by the main branch in the city in which the Building is situate, of the Canadian Imperial Bank of Commerce, as a reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada.

1.15.	PROPERTY

"Property" means the Lands and Group of Buildings referred to herein and all other improvements on the Lands as are from time to time existing thereon.

1.16.	PROPORTIONATE SHARE

"Proportionate Share" means 100%, the Premises comprising the whole of the Building.

1.17.	RELATIVE PORTION

"Relative Portion" means, with respect to any amount payable under this Lease, the fraction which has as its denominator the period of time expressed in days in respect of which an amount payable hereunder is calculated and which has as its numerator the number of days within the same calculation period which fall within the Term or any renewal period.

1.18.	RENT

"Rent" means the Base Rent and the Additional Rent.

1.19.	RENTABLE AREA

"Rentable Area" shall refer to all floor areas measured in accordance with the methods of measuring rentable area and useable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International .

1.20.	TAXES

"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against the Property (or any part of the Property) and any Leasehold Improvements or any of them, or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Group of Buildings (including the Landlord) and income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Property or Leasehold Improvements or upon the Landlord in respect thereof and shall also include any and all taxes which may in the future be levied in lieu of Taxes as hereinbefore defined.

1.21.	TENANT'S ARCHITECT

"Tenant's Architect" means the independent architect or quantity surveyor selected by the Tenant from time to time for the purposes of making certain determinations described hereunder.

1.22.	TERM

"Term" means the term of the Lease set forth in section 3.1 and any extension thereof and any period of permitted overholding.

ARTICLE 2

2.	PREMISES AND INTENT

2.1.	PREMISES

The Rentable Area of the Premises known as 2955 Virtual Way, Vancouver, B.C. is approximately one hundred and forty thousand, nine hundred and thirty-nine (140,939) square feet subject to final determination by the Landlord's Architect within one month following the Commencement Date. The certificate of measurement prepared by the Landlord's Architect shall be delivered by the Landlord to the Tenant and shall be final and binding upon the parties hereto as to such Rentable Area unless the Tenant notifies the Landlord that the Tenant's Architect does not agree with such certificate, and in such event the measurement will be mutually determined by the Landlord's Architect and the Tenant's Architect, each acting reasonably. Upon the final determination of such measurement the calculation of Base Rent and Additional Rent will be adjusted accordingly.

2.2.	INTENT

The Tenant acknowledges and agrees that this Lease shall be a completely net lease for the Landlord except as expressly herein set out and the Landlord shall not be responsible during the Term hereof for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the contents thereof and without limiting the generality of the foregoing, the Tenant shall be liable for the payment of all charges, impositions and expenses of every nature and kind relating to the Premises and the contents thereof and its Proportionate Share of Operating Costs and Taxes as defined herein.

ARTICLE 3

3.	TERM

3.1.	TERM

The Term of this Lease shall be for ten (10) years and shall commence on the 1st day of December, 2001 (the "Commencement Date"). In the event that either:

	(a)	the Initial Premises (as defined in section 3.2 of this Lease) are not delivered by the Landlord to the Tenant for fixturing on or before August 1, 2000; or

	(b)	the balance of the Premises is not delivered by the Landlord to the Tenant for fixturing on or before September 1, 2001;

then the Commencement Date shall be extended by a period of time equivalent to the period of any such delay.

3.2.	EARLY OCCUPATION BY TENANT

	(a)	Subject to section 15.5, the Tenant shall be entitled to have access to any two (2) floors of the Premises (the "Initial Premises"), as determined by the Landlord in its sole discretion, on August 1, 2001, and to the remaining three (3) floors of the Premises on September 1, 2001, for the purpose of planning and constructing its Leasehold Improvements. The Landlord will be entitled to have access concurrently to complete the Landlord's Work (as defined in section 5.19). During any period prior to a Commencement Date in which the Tenant is permitted to have access to the Premises for fixturing, whether exclusively or in common with the Landlord, its contractors, sub-contractors or employees, the Tenant shall be bound by all of the provisions of this Lease other than those requiring payment of Rent. The Landlord agrees that the Tenant may have occupancy of the Initial Premises for the purpose of carrying on its business commencing November 1, 2001 provided the Tenant has completed its Leasehold Improvements in the Initial Premises by such date, but in such event, notwithstanding any other provision of this Lease, the Tenant will pay Rent for the Initial Premises, as and from the date the Tenant takes occupancy of the Initial Premises for the purpose of carrying on business, subject to the Base Rent free provisions in section 4.3 of this Lease.

	(b)	If the Landlord is unable either:

(i) to deliver two floors of the Premises to the Tenant on or before August 1, 2001; or

(ii) the balance of the Premises to the Tenant on or before September 1, 2001;

for any reason other than force majeure (as described in section 15.5 of this Lease), then the Tenant shall be entitled to one day of free Rent for each day of delay (prorated based on the portion of the Premises which was to have been delivered by such date).

3.3.	TENANT ALLOWANCE

	(a)	Subject to the provisions of this section, the Landlord shall pay to the Tenant an allowance (the "Allowance") of $33.00 per rentable square foot of the Premises (i.e. being $4,650,987.00, subject to adjustment in accordance with section 2.1 of this Lease), plus applicable goods and services tax.

	(b)	Provided the Tenant is not then in default of any of the terms, covenants or conditions in this lease, the Allowance will be paid to the Tenant by the Landlord in instalments on the following basis:

(i) within thirty (30) days of the receipt by the Landlord from the Tenant of a contractor's invoice certified by an officer of the Tenant which specifies that the work or materials described in the invoice relate to Leasehold Improvements which have been satisfactorily completed or installed or supplied to the Premises, the Landlord will pay the amount set out in the invoice to the Tenant; and

(ii) the final ten percent (10%) payment owing with respect to the Allowance will be paid by the Landlord to the Tenant on the later of:

(1) occupancy by the Tenant of the whole of the Premises for the purpose of carrying on its business;

(2) receipt by the Landlord from the Tenant of a statutory declaration stating that the time limit for filing a lien under the Builders' Lien Act (British Columbia) has expired, that there are no builder's liens, or other liens or encumbrances affecting the Premises, and that the Tenant's designers, contractors, sub-contractors, workers and suppliers of materials and equipment (if any) have been paid in full for all work and services performed and materials and equipment supplied by them on or to the Premises;

(3) receipt by the Landlord of a copy of this Lease duly executed by the Tenant; and

(4) receipt by the Landlord of a satisfactory search of title confirming that no liens have been registered in respect of work carried on in, or materials or equipment supplied to, the Premises.

(c) The Tenant acknowledges that the Allowance is to be applied only towards the cost of construction of the Tenant's Leasehold Improvements. The Tenant shall be responsible for its own improvements to the Premises. To the extent that the cost of construction exceeds the Allowance, the Tenant will be solely responsible for the extra amount. The Tenant agrees to provide the Landlord with invoices documenting the cost of construction of the Tenant's Leasehold Improvements.

(d) All modifications to the Premises are to the Tenant's account and are subject to the Landlord's prior written approval and shall be made in accordance with the Broadway Tech Centre Tenant Guidelines, a copy of which has been provided to the Tenant. The Tenant acknowledges and agrees that it will utilize the Landlord's contractor for all changes to the mechanical, electrical and life safety systems. All design and consultants' fees and permits are to the Tenant's account.

3.4.	SCHEDULE OF TENANT'S WORK

The Landlord and the Tenant agree that they will execute a letter within a reasonable period of time after executing this Lease, agreeing on reasonable milestone dates for the delivery by the Tenant to the Landlord of specifications for the Tenant's Leasehold Improvements and for which such Leasehold Improvements will be completed. Such specifications shall include but not be limited to details of architectural, electrical, mechanical, heating, ventilating and air conditioning and plumbing work and such other items and information as the Landlord may reasonably require, including dimensions and materials where appropriate.

ARTICLE 4

4.	DEPOSIT AND RENT

4.1.	SECURITY DEPOSIT

The Tenant shall pay to the Landlord's agent, Bentall Real Estate Services (Canada) Ltd., on execution of this Lease by the Tenant the sum of three hundred and fifty-three thousand, three hundred and eighty-five dollars and seventy-four cents ($353,385.74) as a deposit. The deposit is comprised of an amount equal to one (1) month's Rent (including goods and services tax) owing pursuant to this Lease and will be applied by the Landlord against the first Rent owing under this Lease. The agent of the Landlord is hereby authorized by the Tenant to deliver such deposit to the Landlord and need not hold it in trust as stakeholder. The Landlord will invest the security deposit with interest accruing to the Tenant calculated on an annual basis based on the Prime Rate.

Notwithstanding the foregoing, if the Tenant fails to execute and return this Lease to the Landlord within ten (10) business days of receipt from the Landlord, the Landlord may, at its sole option, terminate this Lease whereupon the deposit will be absolutely forfeited to the Landlord as liquidated damages on account of the Tenant's default, and not as a penalty, and without prejudice to any other rights available to the Landlord.

The deposit includes goods and services tax of seven percent (7%).

4.2.	BASE RENT

From and after the Commencement Date, the Tenant shall pay a base annual rent (herein called "Base Rent") for the Premises as follows:

Period	Annual Rent	Monthly Rent	Rent Per Square Foot
Years 1 to 5	$2,607,371.50	$217,280.96	$18.50
Years 6 to 10	$3,100,658.00	$258,388.17	$22.00

Such Base Rent shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial Term of this Lease and any extensions or renewals thereof, and the Tenant hereby agrees to so pay such Base Rent to the Landlord at the Landlord's address as provided herein (or such other address as may be designated by the Landlord from time to time) monthly in advance without demand. If the Term of this Lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment or installments so prorated shall be paid in advance. Goods and services tax of seven percent (7%) or applicable amount charged from time to time shall be added to any Base Rent amounts payable.

4.3.	BASE RENT FREE

Provided that the Tenant observes and performs its obligations under this Lease, the Landlord agrees that, the months of January, February and March of 2002 and the 61st to 65th months inclusive of the Term will be free to the Tenant of Base Rent. During such Base Rent free months, the Tenant will continue to be responsible for, and shall pay to the Landlord, Additional Rent. If the Tenant defaults in the observance or performance of any of its obligations under this Lease, the Tenant will forthwith pay to the Landlord as Rent the amount of Base Rent which the Tenant has not previously paid for the Base Rent free months.

4.4.	ADDITIONAL RENT

From and after the Commencement Date, the Tenant shall pay as Additional Rent its Proportionate Share of Operating Costs, and of Taxes, and all other sums to be paid by the Tenant hereunder, and the Landlord shall have the same remedies for default for the payment of Additional Rent as are available to the Landlord in the case of default in the payment of Base Rent. All Additional Rent amounts shall include goods and services tax of seven percent (7%) or applicable amount charged from time to time. The estimated Additional Rent for the first year of the Term totals $9.62 per rentable square foot.

4.5.	ESTIMATE OF ADDITIONAL RENT

Prior to the Commencement Date, and thereafter prior to the commencement of each calendar year of the Tenant's occupancy the Landlord shall provide an estimate of Operating Costs and of Taxes for the portion of the calendar year in which the Commencement Date occurs and thereafter for each calendar year. The Tenant shall pay as Additional Rent its Proportionate Share of such estimate in equal monthly installments at the time and in the manner provided for payment of Base Rent.

4.6.	ADJUSTMENT FOR ADDITIONAL RENT

Within one hundred and fifty (150) days, or as soon thereafter as possible, of the conclusion of each calendar year of the Term, the Landlord shall furnish to the Tenant a statement of the Landlord's actual Operating Costs and Taxes (the "Statement") for the said calendar year or portion thereof as the case may be. A lump sum payment will be made from the Landlord to the Tenant or from the Tenant to the Landlord, equal to the Proportionate Share of the amount by which the actual Operating Costs and Taxes is less than the estimated Operating Costs and Taxes or equal to the Proportionate Share of the amount by which the actual Operating Costs and Taxes exceeds the estimated Operating Costs and Taxes respectively. The Tenant may, upon written notice to the Landlord to be delivered within 120 days of receipt by the Tenant of the Statement, cause the Statement to be audited by an independent certified chartered accountant with a major chartered accounting firm at the expense of the Tenant (unless such audit determines that the Landlord has overcharged the Additional Rent by more than 5%, and in such event, the Landlord shall bear the cost of the audit). The Landlord may specify the location of the audit and the Tenant's auditors will not unduly interfere with the operation of the Landlord's business in conducting the Tenant's audit. The parties will adjust the payment of Additional Rent based on the audit conducted by the Tenant. The Tenant shall continue to pay Operating Costs and Taxes on the basis set out by the Landlord during any period that the Tenant is auditing a Statement. Notwithstanding the foregoing, if, within 60 days after receipt by the Landlord of the report of the Tenant's auditor, the Landlord notifies the Tenant that it does not agree with such report and the Landlord and the Tenant are unable to resolve such disagreement within a reasonable time thereafter, then, at the option of either party, such disagreement may be referred to arbitration in accordance with the Commercial Arbitration Act (British Columbia).

4.7.	ADJUSTMENT

If the Term commences or expires on a day other than the commencement of or the end of any period of time in respect of which any amount payable hereunder is calculated, the Tenant will pay to the Landlord its Relative Portion of such amount for such period of time. Where the calculation of any item of Additional Rent is not made until after the termination or expiry of this Lease, the obligation of the Tenant to pay such Additional Rent will survive the termination or expiry of this Lease and such amounts will be paid by the Tenant, upon demand.

4.8.	BUILDINGS NOT FULLY OCCUPIED

Notwithstanding anything herein otherwise expressed or implied, it is agreed that in the event that a Building within the Group of Buildings or a part thereof is not fully occupied during any year or part of the Term of the Lease, an adjustment may be made by the Landlord in computing the Operating Costs or Taxes of the Building to compensate for those Operating Costs or Taxes which the Landlord reasonably determines are Operating Costs or Taxes caused by occupancy and not attributable to vacant space. The Landlord shall calculate this adjustment by adding to that Operating Costs or Taxes caused by occupancy the additional amount, as determined by the Landlord, by which that Operating Costs would be if the Building was fully occupied. The Tenant pays his normal Proportionate Share of this adjusted amount.

4.9.	DIRECT ASSESSEMENT

The Tenant covenants to pay promptly:

(a) when billed, all taxes, rates, duties or charges levied imposed or assessed on its personal property, its use or occupation of the Premises, the business carried on therein, and all fixtures, equipment, machinery of the Tenant therein or from time to time levied, imposed or assessed in the future in lieu thereof; and Taxes levied, imposed or assessed on all Leasehold Improvements in the Premises; and

(b) in the event of a direct assessment of Taxes in respect of the Premises, the amount of such direct assessment, when billed (and to provide a copy of such assessment notice to the Landlord with evidence of such payment), plus its Proportionate Share of all Taxes on areas of the Property not demised specifically to tenants.

4.10.	LANDLORD TAX OBLIGATION

The Landlord covenants with the Tenant, subject to the provisions of sections 4.5 and 4.9, to pay the Taxes promptly when due. The Landlord shall have the right to appeal any taxes assessed or levied against the Property or the Premises but shall not be obligated to so do. The cost incurred by the Landlord to contest the Taxes shall be included in Operating Costs.

4.11.	AMOUNTS PAST DUE

If the Tenant fails to pay, when the same is due and payable, any Base Rent, any Additional Rent or any other amounts payable by the Tenant under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate per annum which is six (6) percentage points above the Prime Rate.

4.12.	GST, SALES TAX AND VALUE - -ADDED TAX

Notwithstanding anything herein contained to the contrary, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value-added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value-added tax, business transfer tax, or otherwise (herein called "Sales Tax"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Tax at the full tax rate applicable from time to time in respect of the Rent or the rental of space, without reference to any tax credits available to the Landlord. The amount of the Sales Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Tax apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and recovery of such amount as it has for recovery of Base Rent under this Lease.

4.13.	WAIVER OF CLAIM AND SETOFF

The Tenant hereby waives and renounces any and all existing and future claims, counterclaims, setoffs and compensation against any Rent and agrees to pay such Rent regardless of any claim, setoff or compensation which may be asserted by the Tenant or on its behalf.

4.14.	RECEIPTS , ETC .

Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payments of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to subsection 4.9(a) hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

4.15.	ALLOCATION OF TAXES

If a separate allocation of Taxes is not issued by the relevant taxing authority with respect to any Leasehold Improvements, the Landlord or the Tenant may from time to time apply to the taxing authority for a determination of the portion of Taxes attributable to such Leasehold Improvements, which determination shall be conclusive for the purposes of this Article. In the event that no such determination may be obtained from the taxing authority, the Landlord shall establish the portion of Taxes attributable to such Leasehold Improvements using the then current established principles of assessment used by the taxing authority, or such other method which is fair, reasonable and equitable as determined by the Landlord.

4.16.	LETTER OF CREDIT

In order to secure the due performance by the Tenant of each and every one of its covenants under the Lease and to secure the Landlord's recovery of the cost of the Allowance in the event the Tenant defaults in its obligations, the Tenant will deliver to the Landlord at the time this Lease is executed and delivered by the Tenant, and prior to commencement of any construction by the Tenant, a clean, irrevocable standby letter of credit in the initial amount of $7,250,000.00 drawn upon a Canadian Chartered Bank in favour of the Landlord (the "Letter of Credit") in a form acceptable to the Landlord, acting reasonably, and capable of being drawn on by the Landlord in whole or in part and from time to time by a presentation to the issuing bank of a signed certificate from an authorized signatory of the Landlord specifying the amount claimed and stating that the Tenant has either (1) become insolvent, (2) committed an act of bankruptcy, (3) committed an event of default pursuant to this Lease or (4) failed to fulfill its obligations pursuant to the terms of the Lease, and the following further terms and conditions will apply:

(a) The Letter of Credit (and any letter of credit in substitution therefor, in any event the "Letter of Credit") shall be issued in the face amounts and shall not expire sooner than the dates as set out below and the Tenant will provide a replacement Letter of Credit in substantially the same form fifteen (15) days prior to the expiry of the existing Letter of Credit (failing which the whole amount of the Letter of Credit may be drawn and held, without credit for interest, in lieu of the Letter of Credit and applied in the same manner as any other amounts that would have been drawn under the Letter of Credit). The amount secured by the Letter of Credit shall be as follows:

Term of Letter of Credit	Face Amount of Letter of Credit
From the date of lease execution to the 12th	$7,250,000.00
month of Lease Term
Months 13 to 24 of Lease Term	$5,800,000.00
Months 25 to 36 of Lease Term	$4,350,000.00
Months 37 to 48 of Lease Term	$2,900,000.00
Months 49 to 60 of Lease Term	$1,450,000.00

(b)	Unless the Letter of Credit has been drawn upon by the Landlord, the Landlord will deliver any existing Letter of Credit to the Tenant in exchange for a replacement Letter of Credit in the face amount and in the form required as set out above. After the expiry of the 60th month of the Lease Term, the requirement to provide a replacement Letter of Credit will cease.

(c)	If the Tenant has either (1) become insolvent, (2) committed an act of bankruptcy, (3) committed an event of default pursuant to section 14.2 of this Lease or (4) is in breach of any of the provisions of the Lease and any time for curing such breach provided for therein has expired without the breach having been cured, the Landlord may draw upon the Letter of Credit in full or in part in an amount corresponding to the amount required to cure such breach, plus costs, as provided in the Lease, and if the Landlord so draws upon the Letter of Credit the Landlord may either apply amounts so drawn on account of curing any breach from time to time or at any time, prior to rectification of such breach by the Tenant, terminate the Lease and apply the amounts drawn and not already so applied on account of damages incurred by the Landlord arising as a result of such breach, without prejudice to the Landlord's right to pursue further damages or other remedies. For greater certainty, the Landlord shall only be entitled to apply the whole of the amount secured by the Letter of Credit to damages:

	(i)	where the Landlord elects to terminate the Lease as a result of the Tenant's breach; or

	(ii)	where the Tenant becomes insolvent or commits an act of bankruptcy, and in such circumstances the parties agree that the whole of the amount secured by the Letter of Credit will be applied by the Landlord to damages effective on the date which is immediately prior to the earliest to occur of the following: (1) the date the Tenant becomes bankrupt or takes the benefit of any Act that may be in force for bankrupt or insolvent debtors, or makes a general assignment for the benefit of creditors, or becomes involved in a winding-up proceeding or other proceeding for the termination of its corporate existence, or (2) the date a receiver is appointed for the business, property, affairs or revenues of the Tenant, or (3) the date any governmental authority takes possession of the business or property of the Tenant, or (4) the date the Landlord elects to terminate the Lease;

it being understood and agreed by the parties that the purpose of the Letter of Credit is to secure all of the obligations of the Tenant under the Lease (which include, without limitation, three months' accelerated rent and damages for breach of the Lease) as well as to secure the Landlord's recovery of the cost of the Allowance in the event the Tenant defaults in its obligations, notwithstanding the bankruptcy of the Tenant or the disclaimer of the Lease by a trustee in bankruptcy.

(d) If the Landlord draws upon the Letter of Credit in whole or in part other than in circumstances where the Landlord terminates the Lease for the Tenant's breach, and the Landlord applies the amount so drawn upon to remedy the Tenant's breach, the Tenant will deliver a new Letter of Credit in the amount so drawn and on the other terms and conditions set out herein within five (5) days of written demand therefor, failing which the provisions of paragraph (c), above, will be applicable and the balance of the Letter of Credit, if any, may be drawn by the Landlord.

ARTICLE 5

5.	TENANT'S COVENANTS

The Tenant covenants with the Landlord as follows:

5.1.	CORPORATE STATUS

If the Tenant is a corporation, the Tenant will be either incorporated or extra-provincially registered in the Province of British Columbia and will remain in good standing during the Term with the Registrar of Companies for British Columbia with respect to filing annual reports.

5.2.	RENT

To pay the Rent hereby reserved, and all other sums payable hereunder to the Landlord, promptly on the days and at the times and in the manner specified herein, without demand, deduction or set-off.

5.3.	PERMITTED USE

To use the Premises only for the purpose of general office, to include a research and development laboratory or workshop in accordance with the zoning bylaw, and not to use or permit to be used the Premises or any part thereof for any other purpose or business whatsoever without the written consent of the Landlord.

5.4.	WORK AND NUISANCE

Not to commit or permit any waste or damage to the Premises including the Leasehold Improvements and trade fixtures therein, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Group of Buildings and not to use or permit to be used any part of the Premises for any trade or business which is, in the opinion of the Landlord, dangerous, noxious or offensive; not cause or suffer or permit any oil or grease or any harmful, objectionable, dangerous, poisonous or explosive matter or substance to be discharged into the Premises or the Property; and not to place any objects on or otherwise howsoever obstruct the heating or air conditioning vents within the Premises.

5.5.	FLOOR LOADS

Not to place a load upon any portion of any floor of the Premises which exceeds the floor load which the area of such floor being loaded was designed to carry, having regard to the loading of adjacent areas and that which is allowed by code. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installation which the Tenant wishes to place in the Premises, so as to distribute properly the weight thereof and the Tenant shall pay for all costs incurred by the Landlord and the Landlord's Architect in making such assessment. The Tenant shall repair any damage done in the Premises or the Building by reason of any excessive weight placed in the Premises or excessive vibration caused in the Premises.

5.6.	INSURANCE RISKS

Not to do, omit to do or permit to be done upon the Premises anything which would or might cause the Landlord's cost of insurance (whether fire, liability or other) to be increased (and, without waiving the foregoing prohibition the Landlord may demand, and the Tenant shall pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted or permitted to be done or omitted) or which would or might cause any policy of insurance to be subject to cancellation or refusal of placement or renewal.

5.7.	NOXIOUS FUMES , ODOURS AND ENVIRONMENTAL MATTERS

	(a)	To use the Premises so that noxious or objectionable fumes, vapours and odours will not occur beyond the extent to which they are discharged or eliminated by means of the flues and other devices provided in the Building by the Landlord and shall prevent any such noxious or objectionable fumes, vapours and odours from entering into the air conditioning or being discharged into other vents or flues of the Building. Any discharge of fumes, vapours and odours shall be permitted only during such period or periods, to such extent, in such conditions and in such manner as directed by the Landlord from time to time.

	(b)	The Tenant will not bring or permit to be brought into the Premises, and shall not use in any way, or permit the use of the Premises or any part thereof to either directly or indirectly prepare, produce, use, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, process, release or permit any other dealing with, any Hazardous Substances unless it has received the prior written consent of the Landlord, which may be arbitrarily withheld. Any substance which the Landlord permits the Tenant to treat, store, transfer or dispose of must be dealt with in strict compliance with all applicable laws and environmental permits. The Tenant will not release nor permit the release of any Hazardous Substances into any soil, water courses, culverts, drains or sewers except in accordance with all applicable laws and environmental permits. At its own cost, risk and expense, the Tenant will comply with all applicable laws and environmental permits from time to time in force regulating the manufacture, use, storage, transportation, disposal, release or other dealing with Hazardous Substances by the Tenant to which the Landlord has consented.

	(c)	If any Hazardous Substance is brought onto the Premises or created upon the Premises during the Term or any renewal thereof, such Hazardous Substance shall be the sole and exclusive property of the Tenant and not of the Landlord, notwithstanding the degree of affixation of the Hazardous Substances or the goods containing the Hazardous Substances to the Premises and notwithstanding the expiry or sooner termination of this Lease.

	(d)	On or before the expiration or sooner termination of this Lease, the Tenant will remove all Hazardous Substances which have been brought onto or created upon the Premises during the Term of the Lease, whether by the Tenant or any other person, other than the Landlord or any person for whom the Landlord is at law responsible, including without limitation any Hazardous Substances which may have been released or deposited into the soil.

	(e)	The Tenant will advise the Landlord forthwith of any release of any Hazardous Substances on the Premises or any other part of the Property or any adjacent property and will provide the Landlord with all information, notices, reports and other documents it has regarding such release and the remediation steps being undertaken by the Tenant with respect to the release or as may reasonably be required by the Landlord of the Tenant.

(f)	If the presence of any Hazardous Substance, or any other substance on the Premises, which is brought onto the Premises or created upon the Premises by the Tenant or by any person for whom the Tenant is at law responsible, results in any contamination of the Premises or the Property, the Tenant will promptly take all actions at its sole risk and expense as are necessary to return the Premises and the Property to the condition existing prior to the introduction of any such Hazardous Substance or other substance on the Premises or the Property.

(g)	The Landlord may at any time and from time to time on five (5) days prior written notice to the Tenant have the Premises, any records reasonably considered to be relevant for the purpose of identifying the existence, nature and extent of any Hazardous Substance on the Premises and the Tenant's use, storage and disposal of such Hazardous Substance, inspected by a duly qualified independent environmental auditor, and the Tenant agrees to cooperate with the auditor in its performance of each such inspection. In exercising such right of inspection, neither the Landlord nor its auditor will unreasonably interfere with the Tenant's use and occupation of the Premises. If the auditor, acting reasonably, determines following any such inspection that further testing or investigation is required in order to monitor the Tenant's compliance with all applicable law relating to the use, storage and disposal of any Hazardous Substance, the Landlord may at its option require the Tenant, at the Tenant's expense, to arrange for such testing or investigation or may make such arrangements itself, in which case the Landlord's reasonable costs of any such testing or investigation shall be paid by the Tenant to the Landlord within 30 days after receipt of any invoice on account thereof.

(h)	If any government authority requires the clean up of any Hazardous Substance held, released, spilled, abandoned or placed upon the Premises or the Property or any other lands or released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, disposed or dumped into the environment by the Tenant in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Premises, the Tenant will, at its own risk and expense:

(i) prepare all necessary studies, plans and proposals and submit them for approval;

(ii) provide all bonds and other security required by any governmental body;

(iii) carry out the work required and keep the Landlord fully informed; and

(iv) provide to the Landlord full information with respect to proposed plans and comply with the Landlord's reasonable requirements with respect to such plans.

The Tenant further agrees that if the Landlord determines, acting reasonably, that the Property, the Landlord or the Landlord's reputation is placed in any jeopardy by the requirements for any such work, the Landlord may itself undertake such work or any part thereof at the reasonable cost and expense of the Tenant which cost shall be paid by the Tenant within thirty (30) days after receipt of an invoice on account of such cost.

(i)	The Tenant will indemnify and save harmless the Landlord, its directors, officers, employees and agents and the successors and assigns of the Landlord from and against all loss and expense and from and against all claims, demands, actions, suits or other proceedings, judgments, damages, penalties, fines, costs and liabilities, including, without limitation, any reduction in the market value of the Premises or the Property, damages for loss or restriction in use of leasable or useable space or of any amenity of the Premises or the Property, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, legal fees, consultants' fees and experts' fees which arise during or after the Term and are in any manner based upon, arise out of or are connected with the presence or suspected presence of any Hazardous Substance in, upon, above or under the Property which is brought onto or created upon the Property by the Tenant, or by any person for whom the Tenant is at law responsible, and any other contamination which exists on or under the Premises, or which has escaped from the Premises, which is brought onto or created upon the Premises by the Tenant, or by any person for whom the Tenant is at law responsible, including, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any governmental body including that resulting from waste, unhealthful, hazardous or dangerous conditions caused by, contributed to or aggravated by the Tenant or any permitted transferees, violation of any applicable law or environmental permits pertaining to Hazardous Substances. In addition, without limitation, the Tenant further expressly agrees to compensate the Landlord for any and all costs incurred for the removal of any such Hazardous Substance from the Premises even in the absence of an order requiring such removal and notwithstanding that such Hazardous Substance may be stored on the Premises in compliance with all applicable law or environmental permits. The Tenant hereby expressly agrees that this indemnification will survive the expiration or earlier termination of this Lease and that any statutory limitation periods on actions to enforce these obligations will not be deemed to commence until the Landlord actually discovers any such circumstances as may give rise to their enforcement and the Tenant hereby knowingly and voluntarily waives the benefits of any shorter limitation period. Upon the default of the Tenant under this Section 5.7, the Landlord may terminate this Lease and/or recover from the Tenant any and all loss and expense associated with the default, in addition to any other rights and remedies of the Landlord. Notwithstanding any other provision of this section 5.7, the Landlord agrees that the Tenant is not responsible for any Hazardous Substance existing on, in or under the Property prior to the date that the Tenant takes occupancy of any part of the Premises for fixturing.

5.8.	CONDITION

Not to permit, in the opinion of the Landlord, the Premises to become untidy, unsightly, offensive or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein. The Tenant shall store all such garbage, refuse or other objectionable material (including commercial garbage containers) outside the Premises in a neat and orderly fashion and dispose of such garbage on a regular basis.

5.9.	BY- LAWS

To comply at its own expense with all municipal, federal, provincial, sanitary, fire, building and safety statutes, laws, by-laws, regulations, ordinances, orders and requirements pertaining to the operation and use of the Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein or any other matter pertaining to the Premises or the Tenant as well as all rules and regulations of the Canadian Board of Fire Underwriters, or any successor body and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building which are communicated to the Tenant. Notwithstanding the foregoing, the Tenant shall not be required to make any major improvements to the Building which would normally be capitalized in accordance with generally accepted accounting principles, unless such improvements are required solely as a result of the Leasehold Improvements or any other improvements or alterations made to the Premises by the Tenant or as a result of the operation and use of the Premises by the Tenant.

5.10.	RULES AND REGULATIONS

To observe, and to cause its employees, invitees and all others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as Schedule "D" hereto, and such further and other reasonable Rules and Regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease. For the enforcement of such Rules and Regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach thereof and all legal remedies whether or not provided for in this Lease, both at law and in equity. The Landlord shall not be responsible or liable to the Tenant for the non-observance or violation by any other tenant of any such Rules and Regulations or the non-enforcement as against other tenants of such Rules and Regulations or any loss or damage arising out of the same.

5.11.	SURRENDER , OVERHOLDING

That upon the expiration or other termination of the Term of this Lease, the Tenant shall quit and surrender the Premises in vacant and clean possession and in good order, repair, decoration, and condition (subject to the exceptions to the Tenant's repair obligations contained in section 8.2(a) hereof) and shall remove all its property therefrom, except as otherwise provided in this Lease. The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the Tenant shall continue to occupy the Premises after the expiration of this Lease without further written agreement and without objection by the Landlord, the Tenant shall be a month-to-month tenant at one hundred and fifty percent (150%) of the Base Rent provided for herein (plus Additional Rent) and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.12.	EXTERIOR SIGNAGE

Provided that the Tenant under the Lease is Redback Networks Inc., the Tenant has not assigned this Lease or any part thereof, and the Tenant is in possession of not less than seventy percent (70%) of the Building and not in default under the Lease, the Tenant shall have the exclusive right to place, during the Term, exterior identification signage in two (2) locations on the north and south face of the Building, such installation and the maintenance of such signage to be at the Tenant's sole cost, risk and expense.

The design, lettering, size and location of such signs and the manner and timing of the installation thereof shall be subject to the Landlord's approval, acting reasonably, and to the Tenant securing all required approvals from the City of Vancouver. Podium signage will also be available to the Tenant at the base of the Building, at the Tenant's sole cost, risk and expense. On the expiration or sooner termination of the Term, such signs shall be removed by the Tenant at its sole cost, risk and expense and any damage caused by such removal shall forthwith be repaired by the Tenant. Except as aforesaid, the Tenant shall not paint, display, inscribe, place or affix any other sign, symbol, notice or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises.

The rights set out in this section 5.12 are not assignable by the Tenant with this Lease.

5.13.	INSPECTION AND ACCESS

To permit the Landlord at any time and from time to time on not less than twenty-four (24) hours' prior written notice (except in the event of an emergency where no notice is required) to enter and to have its authorized agents, employees and contractors enter the Premises for the purpose of (i) inspection, maintenance, making repairs, alterations or improvements to the Premises, adjoining premises or the Building, or to have access to or make changes in utilities and services (including underfloor and overhead ducts, air conditioning, heating, plumbing, electrical and telephone facilities and access panels, all of which the Tenant agrees not to obstruct) and (ii) to determine the electric light and power consumption by the Tenant in the Premises and the Tenant shall provide free and unhampered access for such purposes, and shall not be entitled to compensation for any inconvenience, nuisance and discomfort or loss caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Premises. At the request of the Tenant, the Tenant shall also be entitled to have a representative of the Tenant accompany the Landlord's agents, employees and contractors during any such entry if the Tenant, acting reasonably, has any security concerns.

5.14.	EXHIBITING PREMISES

At any time during the last twelve (12) months of the Term, or at any time if the Tenant is in default under this Lease, to allow the Landlord or its agents acting reasonably on not less than twenty-four (24) hours' prior written notice to enter and exhibit the Premises to prospective tenants or purchasers of the Property or part thereof, the Building or the Premises during Normal Business Hours during the Term hereof, and place upon the Premises a notice of reasonable dimensions and reasonably placed stating that said Property or the Premises are for sale or for let, which notice the Tenant shall not remove or obscure or permit to be removed or obscured. At the request of the Tenant, the Tenant shall also be entitled to have a representative of the Tenant accompany the Landlord or its agents during any such entry if the Tenant, acting reasonably, has any security concerns.

5.15.	NAME OF BUILDING

Not to refer to the Building by any name other than that designated from time to time by the Landlord, nor to use such name for any purpose other than that of the business address of the Tenant.

5.16.	ACCEPTANCE OF PREMISES

To examine the Premises before taking possession and the taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Premises were in good order and satisfactory condition and that all alterations, remodelling, decorating and installation of equipment and fixtures required to be done by the Landlord have been satisfactorily completed save only for such list in writing prepared by the Tenant during a joint inspection by the Landlord and Tenant at the time of taking such possession. Any dispute as to any aspects of the Landlord's Work or completion or adequacy of the Building, the Premises or any part thereof shall be determined by the Landlord's Architect.

5.17.	NO AUCTION

The Tenant shall not at any time during the Term of this Lease permit any sale by auction to be held within the Premises or upon the Property or any part thereof.

5.18.	YARD , ENTRANCE , STAIRWAYS , PLATFORM , LOADING DOCK AND

PARKING OBSTRUCTION

The Tenant shall, at its own expense, keep all entrance ways and all steps and platforms, including loading docks, thereto clear of all snow, ice and debris. In the event that the Tenant fails to clear such areas resulting in claim of injury or other damages to third parties, other tenants or customers, such Tenant indemnifies and saves the Landlord harmless for any such claim or damages.

The Tenant shall not place, nor suffer or permit its customers, invitees, licensees, agents or servants to place any materials, including trucks, trailers, inventory, supplies, containers or other storage devises, and debris of any kind ("Materials"), in the yard or yards of the Property or the driveways, parking or Common Areas thereof and shall cause no obstruction to vehicles operating on the said driveways, loading bays, parking or Common Areas.

Trucks, Trailers, containers and other storage devices shall not be used for additional storage facilities for the Tenant in the Common Areas, driveways, parking, loading or yard areas. Loading areas are strictly for loading and unloading only. Any Materials deemed by the Landlord to be obstructing the above mentioned areas shall be removed by the Landlord at the Tenant's sole expense. Prior to the removal of such Materials, the Landlord shall give the Tenant twenty-four (24) hours notice of the obstruction. In the event that Materials are in the sole discretion of the Landlord obstructing an emergency response area or are placed in a way hazardous to the other tenants or other users of the driveways, loading bays, parking and Common Areas, the Landlord shall not be required to give any notice of such obstruction and may remove the same immediately upon discovery.

5.19.	LANDLORD'S WORK

The Landlord will, at its sole cost, except as otherwise set out in Schedule "F", prior to the Commencement Date, complete the work (the "Landlord's Work") set out in Schedule "F" to this Lease. The Landlord agrees that it will be responsible for correcting any latent defects in the Landlord's Work.

5.20.	PICKETING

The Tenant will use its best efforts to prevent anything being done on the Premises or any part of the Property which may result in all or any part of the Property (other than the Premises) being picketed or otherwise subjected to industrial action or demonstration, political or otherwise. In the event of such picketing, industrial action or demonstration, the Tenant will forthwith take all steps necessary to cause such picketing, industrial action or demonstrations to cease without delay.

5.21.	AS IS /TENANT'S ALTERATIONS

(a)	The Tenant confirms that it is leasing the Premises on an "as is" basis with the exception only of the Landlord's Work described in Schedule "F". Any alterations the Tenant wishes to carry out to the Premises shall comply with the terms of this Lease and the Tenant shall obtain any applicable approvals from the City of Vancouver and of the Landlord's Architect, mechanical, electrical and structural consultants, at the Tenant's cost. The Tenant agrees to review all building permit applications with the Landlord or the Landlord's consultants prior to submittal of same to the City of Vancouver, and to amend said permits as reasonably required by the Landlord to ensure that only expenditures which must be listed are included in the application, which applications the Landlord agrees to review without delay. The Tenant will prepare and submit to the Landlord for the Landlord's written approval, such approval not to be unreasonably withheld or delayed, all plans and specifications for the proposed Tenant's work and fixturing for the Premises. Notwithstanding the foregoing but subject to subsection 5.21(b), the Tenant will be entitled to make alterations or improvements to the Premises without the Landlord's consent provided:

(i)	such alterations or improvements do not exceed $10,000 per project basis;

(ii) such alterations or improvements do not affect the structural integrity of the Building or the base building systems; and

(iii) the Tenant provides the Landlord with prior written notice that such work is to be performed, and detailed plans and specifications for any such alterations or improvements.

(b) The Tenant agrees that the Landlord is entitled to approve all of its specifications for any and all transmission wire, cable, conduit or other similar equipment prior to its installation to ensure its compatibility with similar equipment on the Property.

ARTICLE 6

6.	LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows:

6.1.	QUIET ENJOYMENT

That the Tenant paying the Rent hereby reserved at the times and in the manner aforesaid and observing and performing each and every of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed shall and may peaceably and quietly possess and enjoy the Premises for the Term hereby granted without any interruption from the Landlord or any other person lawfully claiming by, through, or under it, subject to the terms of this Lease.

ARTICLE 7

7.	UTILITIES

The Landlord and Tenant further covenant and agree as follows:

7.1.	UTILITIES

The Tenant shall pay for the cost of all utilities provided for its exclusive use in the Premises, including without restricting the generality of the foregoing gas, water, electricity, telephone and communication service charges and/or rates relating to services and/or utilities provided for the exclusive use of the Tenant in respect of the Tenant's occupation of the Premises and operation of its business carried on therein or therefrom, including laboratory work and any special systems servicing its own computers or any other machinery.

7.2.	EXCESS USE

Where the Tenant does not pay directly for utilities, the Landlord may from time to time determine the Tenant's utility consumption in the Premises upon whatever reasonable basis may be selected by it. If the Landlord determines that the Tenant's consumption is disproportionate to the consumption of other tenants in the Building, the Landlord may require the Tenant to install at the Tenant's expense a meter for measurement or checking of the Tenant's consumption; and in that event the Tenant shall pay to the Landlord (or, as required by law, directly to the supplier of the utilities) as and when due from time to time any and all charges for such consumption which is disproportionate as aforesaid and which the Landlord has required to be metered. The Landlord's determination shall be verified by an engineer selected by the Landlord (who may be an employee of the Landlord) and being so verified shall be binding on the parties hereto.

7.3.	ENERGY CONSERVATION

The Tenant covenants with the Landlord:

(a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises, except where the Tenant controls and pays for electrical, gas or other forms of energy directly and not as part of Operating Costs;

(b) that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

(c) that, if not an exception under (a), the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice and would be made by a prudent owner of like property of like age; and

(d) that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in the Landlord's Operating Costs.

The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.

ARTICLE 8

8.	REPAIR, DAMAGE AND DESTRUCTION AND EXPROPRIATION

The Landlord and Tenant further covenant and agree as follows:

8.1.	LANDLORD'S REPAIRS AND ALTERATIONS

The Landlord covenants with the Tenant, subject to subsection 8.2(c), subsection 8.3(b) and section 11.3 hereof and except for reasonable wear and tear, to repair and maintain the structural elements of the Building, the Common Areas and any water, sewer and gas line servicing the Premises that are located on the Property, but outside or under the Building.

The Tenant acknowledges that the Property is in the process of being developed by the Landlord and that the Landlord may (a) alter, add to, subtract from, construct improvements to and rearrange the Group of Buildings on the Property; and (b) do such things on or in the Property as are required to comply with any laws, bylaws, regulations, orders or directives affecting the Property, provided that notwithstanding anything contained in this section, the Premises are not relocated, the Tenant's use of the Premises is not materially impaired, and access to the Premises is not materially affected. The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, cost or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, provided that in exercising its rights hereunder the Landlord shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Premises, and the Landlord shall not materially impair access to or use of the Premises.

8.2.	TENANT'S REPAIRS

The Tenant covenants with the Landlord:

	(a)	Subject to section 8.3(b), to keep in a good and substantial state of repair and decoration to at least the standard existing at the beginning of the Term, the Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein, and without limiting the generality of the foregoing, the Tenant shall:

(i) maintain in good operating condition to the satisfaction of the Landlord the water, sewer and gas and all other mechanical systems serving the Premises. The Tenant shall maintain service contracts for the inspection and maintenance of the heating, ventilating and air-conditioning units (whether located on the roof of or within the Premises) and maintain copies of such contracts with the Landlord;

(ii) repair or replace to the satisfaction of the Landlord, the glass, locks and doors (including overhead doors) in or upon the Premises which become inoperable or broken; and

(iii) replace and maintain (at its expense as is necessary from time to time) all light fixtures, bulbs, tubes, ballasts, starters and fuses.

	(b)	that the Landlord may from time to time enter and view the state of repair, and that the Tenant will repair according to notice in writing;

	(c)	that if any part of the Building including without limitation the structure or the structural elements of the Building, or the systems for the provision of utilities or services fall into disrepair, or become damaged or destroyed through the negligence or misuse of the Tenant or of its employees, invitees or others over whom the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby, other than to the extent the same is recovered under a policy of insurance required to be carried by the Landlord hereunder, shall be paid by the Tenant at the Landlord's actual cost plus ten percent (10%) thereof; provide that in the event of any such damage or disrepair, the Landlord will provide the Tenant with notice in writing to complete such repairs, and the Landlord shall only be entitled to complete such repairs on behalf, and at the cost, of the Tenant if the Tenant fails to complete such repairs within the time stipulated by the Landlord, acting reasonably, having regard to the nature and extent of the repairs; and provided further that the Landlord agrees to use reasonable efforts to enforce any remedies available under existing warranties, if any, before seeking recovery from the Tenant; and

	(d)	that the Tenant will notify the Landlord immediately upon the Tenant becoming aware of any defect in the Premises or of any other condition which may cause damage to the Premises or the Building.

8.3.	ABATEMENT AND TERMINATION

It is agreed between the Landlord and the Tenant that:

	(a)	In the event of Partial Destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event, if the destruction is such, in the opinion of the Landlord's Architect, that the Premises cannot be used for the Tenant's business until repaired, the Base Rent and Additional Rent shall abate as hereinafter provided.

	(i)	If the destruction is such that, in the opinion of the Landlord's Architect, the Premises may be partially used for the Tenant's business while the repairs are being made, then the Base Rent and Additional Rent shall abate in the proportion that the part of the Premises rendered unusable bears to the whole of the Premises, PROVIDED ALWAYS that if the part rendered unusable exceeds one-half (1/2) of the Rentable Area of the Premises there shall be a total abatement of Base Rent and Additional Rent until the repairs have been made unless the Tenant, with the permission of the Landlord, in fact uses the undamaged part in which case the Tenant shall pay proportionate Base Rent and Additional Rent for the part so used (being in the same proportion to the Base Rent and Additional Rent, as the area in square feet of the part of the Premises being used bears to the Rentable Area of the Premises). "Partial Destruction" shall mean any damage to the Premises less than Total Destruction (as hereinafter defined), but which renders all or any part of the Premises temporarily unfit for use by the Tenant for the Tenant's business. A certificate of the Landlord's Architect as to whether the whole or a part of the Premises is rendered unusable, and certifying the extent of the part rendered unusable, shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

	(ii)	In the event of Partial Destruction (as hereinbefore defined) the Landlord shall repair and restore the Premises according to the nature of the damage with all reasonable diligence, except for improvements installed by or on behalf of the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition the Premises and those improvements were in immediately before such destruction occurred, but to the extent that any part of the Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence. To the extent the Landlord receives proceeds of insurance respecting damage the Tenant is to repair, the Landlord will turn over those proceeds upon the Tenant completing such repair.

Notwithstanding anything herein otherwise contained, there shall be no abatement of Rent if the damage is caused by the wilful act or neglect of the Tenant unless the Landlord receives rent loss insurance proceeds with respect to such damage and then only to the extent that such insurance proceeds covers the loss of Rent.

(b)	In the event of the total destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event each of the Landlord and the Tenant may at its option, to be exercised within sixty (60) days of the date of such total destruction, terminate this Lease effective from the date when such destruction occurs. Upon either party exercising such option the Tenant shall immediately surrender the Premises and all its interest therein to the Landlord and the Tenant shall pay Base Rent and Additional Rent to the time of such destruction and the Landlord may re-enter and repossess the Premises discharged of this Lease. Upon such termination the Tenant shall remain liable to the Landlord for all sums accrued due to the Landlord pursuant to the terms hereof to the date of such destruction. If neither the Landlord nor the Tenant exercises its option of termination the provisions of repair and restoration set forth in section 8.3(a)(ii) shall apply. "Total Destruction" shall mean such damage to the Premises that renders same unfit for use by the Tenant for the Tenant's business and which cannot reasonably be repaired within six (6) months of the date of the destruction to the state wherein the Tenant could use substantially all of the Premises for its business. A certificate of the Landlord's Architect certifying that "total destruction" has occurred shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

In none of the cases aforesaid shall the Tenant have any claim upon the Landlord for any damages sustained by it nor shall the Landlord be obligated to rebuild the Building or any part thereof other than substantially in accordance with the original plans and specifications therefor. No damages, compensation or claim whatsoever shall be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Premises and/or the repair or restoration thereof.

8.4.	EXPROPRIATION

If the Premises are acquired or condemned by any authority having power for such acquisition or condemnation for any public or quasi-public use or purpose, then and in that event the Term of this Lease shall cease from the date of such entry by such authority. If only a portion of the Premises is so acquired or condemned then this Lease shall cease and terminate at the Landlord's option and if such option is not exercised by the Landlord an equitable adjustment of Base Rent and Additional Rent payable by the Tenant for the remaining portion of the Premises shall be made. If only a portion of the Premises is expropriated so that the Tenant is no longer able to carry on its business referred to in section 5.3 in the Premises remaining, this Lease shall cease and terminate at the option of the Tenant. In either event, however, and whether all or only a portion of the Premises is so acquired or condemned, nothing herein contained shall prevent the Landlord or the Tenant or both from recovering damages from such authority for the value of their respective interest or for such other damages and expenses allowed by law.

ARTICLE 9

9.	LICENSES, ASSIGNMENTS AND SUBLETTINGS

The Landlord and Tenant further covenant and agree as follows:

9.1.	LICENSES

The Tenant shall not suffer or permit any part of the Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted under section 9.2 and the employees of the Tenant and any such permitted assignee or subtenant, or suffer or permit any part of the Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

9.2.	ASSIGNMENTS AND SUBLETTINGS

(a) The Tenant shall not assign or mortgage this Lease or sublet the whole or any part of the Premises unless it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment or sublease which the Tenant may have received as well as a copy of the proposed assignment or sublease or mortgage and the Tenant shall furnish to the Landlord all information available to the Tenant or requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee or subtenant.

(b) If the Landlord consents to the Tenant's request for consent to assign, mortgage or sublet, which consent may not be unreasonably withheld, conditioned or delayed, or if a consent to assign, mortgage or sublet is obtained by order of a Court of competent jurisdiction, the Tenant shall assign, mortgage or sublet, as the case may be, only upon the terms submitted to the Landlord as aforesaid and not otherwise, PROVIDED THAT no such assignment, mortgaging or subletting shall:

(i) in any manner or extent release or relieve the Tenant from the performance or observance of any of its covenants or obligations hereunder including, without limiting the generality of the foregoing, the performance or observance of the covenants and obligations hereunder required to be performed or observed during any renewal of the Term in accordance with section 15.11 of this Lease, notwithstanding that such renewal arises after the date of such assignment, mortgaging or subletting and notwithstanding that the Base Rent is increased for such period of renewal, but the Tenant shall not continue to be responsible for any periods of renewal or extension negotiated by an assignee which are different from the rights set out in section 15.11 of this Lease;

	(ii)	in the case of an assignment or subletting, be made other than to responsible persons, firms, partnerships or bodies corporate who undertake by agreement in writing with the Landlord to perform and observe the obligations of the Tenant hereunder;

	(iii)	be made unless the Tenant is not in default of any of its obligations under this Lease;

	(iv)	in the case of an assignment or subletting, be made to any person, firm, partnership or body corporate who intends to or does use the Premises for any business or use which is prohibited hereunder or which the Landlord is obliged to restrict by reason of any other lease or contract relating to the Building, or any use, purpose or business (other than the Permitted Use) to which the Landlord in its entire discretion may object; and

PROVIDED THAT no such mortgage shall:

	(v)	be made unless the mortgagee covenants to pay to the Landlord all sums payable by the Tenant hereunder (including all arrears) during any period the mortgagee actually or constructively occupies the Premises and to otherwise perform and observe the obligations of the Tenant hereunder during any such period; and

	(vi)	unless the mortgagee covenants that any assignment or sublease it may wish to make shall be subject to all the same terms affecting an assignment or subletting made by the Tenant.

(c)	The Landlord's consent to any assignment or sublease shall not be or operate as a consent to any further assignment or sublease; and the Landlord's prior consent in writing shall be required for each and every assignment or sublease.

(d)	If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without the Tenant first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death or by operation of law and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant.

(e)	Whether or not the Landlord consents to any request of the Tenant for an assignment, subletting or mortgage, the reasonable costs incurred by the Landlord in considering and processing the request for consent and in completing any of the documentation involved in implementing such assignment, subletting or mortgage shall be for the Tenant's account and payable forthwith on demand by the Tenant to the Landlord.

(f)	The Landlord may sell, transfer, lease, mortgage, encumber or otherwise deal with the Property or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction, and to the extent that any purchaser, transferee or lessee from the Landlord has become bound by and covenanted to perform the covenants and obligations of the Landlord under this Lease and expressly assumes in writing the obligations of the Landlord under the Lease and a copy of such written assumption is delivered to the Tenant, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

ARTICLE 10

10.	FIXTURES AND IMPROVEMENTS

The Landlord and Tenant further covenant and agree as follows:

10.1.	INSTALLATION OF FIXTURES & IMPROVEMENTS

(a) The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Premises without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold.

(b) In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant will not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with or affect the structural elements or the strength or outside appearance of the Building, or the mechanical, electrical, plumbing and climate control systems if any or the window coverings installed on exterior windows.

(c) The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefor. Any out-of-pocket expense incurred by the Landlord in connection with any such request for approval shall be deemed incurred by way of an Additional Service. All work to be performed in the Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen whose labour affiliations are compatible with those of workmen employed by the Landlord and its contractors and subcontractors. At the option of the Landlord, all such work shall be subject to inspection by and the reasonable supervision of the Landlord, as an Additional Service, and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord (including without limitation the examination by the Landlord's Architect or other experts of the detailed drawings and specifications as an Additional Service and contractor's liability insurance in reasonable amounts) and completed in a good workmanlike manner in accordance with the description of the work approved by the Landlord.

10.2.	LIENS AND ENCUMBRANCES ON FIXTURES AND IMPROVEMENTS

In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Premises the Tenant shall comply with all the provisions of the applicable provincial legislation in respect of builders' lien and worker's compensation and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and except as to any such holdback shall promptly pay all accounts relating thereto. The Tenant will not create or cause to be created or permit any mortgage, conditional sale agreement, lease or other encumbrance in respect of the Leasehold Improvements to attach to the Premises or the Building or any part thereof. If and whenever any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement, lease or other encumbrance shall attach, the Tenant shall within ten (10) business days after receipt of notice thereof procure the discharge thereof, including any certificate of lis pendens registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under section 13.1 and may make any payments required to procure the discharge of any such liens or encumbrances, and shall be reimbursed by the Tenant as provided in section 13.1, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

10.3.	TENANT'S GOODS

Provided the Tenant is not in default under this Lease, the Tenant will be entitled to sell, dispose of or remove any of its trade fixtures, goods or chattels from or out of the Premises at any time during the Term in the normal course of its business. The Tenant further covenants that it will at all times have and retain full legal and beneficial ownership of its trade fixtures, goods and chattels and will not permit them to be or become subject to any lien, mortgage, charge, encumbrance or title retention agreements except such as are bona fide incurred for the purpose of financing the purchase of such trade fixtures, goods or chattels.

10.4.	REMOVAL OF FIXTURES AND IMPROVEMENTS

All Leasehold Improvements in or upon the Premises installed or affixed by the Tenant shall immediately upon termination of this Lease be and become the Landlord's property without compensation therefor to the Tenant. The Landlord agrees that at the expiry or earlier termination of the Term, the Tenant shall be responsible for removing only:

(a) non-standard Leasehold Improvements which would not normally be used for general office purposes; and

(b) any and all transmission wire, cable, conduit or other such equipment for which the Tenant has not provided detailed plans and specifications to the Landlord.

The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Premises and/or the Building by such removal and restore the Premises to their condition as at the Commencement Date, reasonable wear and tear excepted but clean and broom swept.

ARTICLE 11

11.	INSURANCE, LIABILITY AND INDEMNITY

11.1.	LANDLORD'S INSURANCE

The Landlord covenants to, throughout the Term, provide and keep in force or cause to be provided and kept in force:

(a) fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) or alternatively at Landlord's option, all risk insurance in respect of the Building and its fixed improvements including all rentable premises including the Premises but excluding tenant's fixtures and (except to the extent that the Landlord elects to insure them) Leasehold Improvements installed or constructed by tenants including the Tenant;

(b) loss of rental income insurance relating to rental abatement contemplated in section 8.3;

(c) if any boilers or pressure vessels are operated in the Building other than in any rentable premises therein, boiler and pressure vessel insurance with respect thereto;

(d) comprehensive general business liability insurance with respect to the operation of the Building for personal and bodily injury or death and damage to property of others; and

(e) insurance against any other occurrences and in such amounts as the Landlord may deem prudent, provided such insurance is customarily maintained by owners of similar properties in Vancouver and is available at commercially reasonable rates.

Insurance effected by the Landlord under this clause shall be with insurers duly licensed to transact insurance in British Columbia and shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient, shall be subject to such reasonable deductibles and exclusions as the Landlord may determine, shall contain a waiver of any subrogation rights which the Landlord's insurer(s) may have against the Tenant and against those for whom the Tenant is, in law, responsible, whether any insured loss or damage is caused by the act, omission or negligence of the Tenant or by those for whose acts the Tenant is, in law, responsible or otherwise, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time determine as being reasonable and sufficient.

11.2.	TENANT'S INSURANCE

The Tenant covenants to, throughout the Term, provide and keep in force:

	(a)	fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and water damage generally) in respect of the Tenant's fixtures, furniture, equipment, inventory and stock-in-trade, the Tenant's Leasehold Improvements and such other property in or forming part of the Premises (not being property which the Landlord is bound to insure pursuant to section 11.1) as the Landlord may from time to time require;

	(b)	plate and other glass insurance, or hereby acknowledges an obligation to replace with like kind and quality;

	(c)	if any boiler or pressure vessel is operated in the Premises, boiler and pressure vessel insurance with respect thereto;

	(d)	comprehensive general business liability insurance with respect to the business carried on in or from the Premises and the use and occupancy thereof for personal and bodily injury or death and damage to property of others, and which will include, without limitation, personal injury liability, product liability, contractual liability, non-owned automobile liability, protective liability and Tenant's legal liability with respect to the occupancy by the Tenant of the Premises; and

	(e)	Tenant's legal liability insurance and such other forms of insurance including business interruption insurance as the Landlord may reasonably require.

Insurance effected by the Tenant under this clause shall be with insurers duly licensed to transact insurance in British Columbia, shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient (and, without limiting the generality of the foregoing, in the case of insurance under paragraphs (a), (b) and (c) shall be on a full replacement cost basis subject only to such deductibles and exclusions as the Landlord may approve and in the case of insurance under paragraph (d) shall have original limits of not less than $2,000,000 in respect of any one accident or occurrence, or such higher amount as the Landlord may from time to time reasonably require), shall permit the release of the Landlord from certain liability as set out in section 11.3, shall include the Landlord as an additional named insured, shall contain a waiver of any subrogation rights which the Tenant's insurer(s) may have against the Landlord and against those for whom the Landlord is, in law, responsible, whether any insured loss or damage is caused by the act, omission or negligence of the Landlord or by those for whose acts the Landlord is, in law, responsible or otherwise, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time require as being reasonable and sufficient. Notwithstanding the foregoing, the Landlord agrees that it will only increase the Tenant's liability insurance coverage when and if required, as determined by the Landlord in its sole discretion, having regard to market conditions and limits of legal liability. At the request of the Landlord the Tenant shall file with the Landlord such copies of current policies or certificates or other proofs as may be required to establish the Tenant's insurance coverage in effect from time to time and the payment of premiums thereon, and if the Tenant fails to insure or pay premiums or to file satisfactory proof thereof as so required, the Landlord may, after providing the Tenant with written notice of such default and the Tenant not rectifying such default within five (5) business days of receipt of such notice, effect such insurance and recover any premiums paid therefor from the Tenant on demand. All such policies of insurance shall contain an undertaking by the insurance company to notify the Landlord in writing thirty (30) days prior to any material change in any such policies. To the extent applicable, the Tenant agrees to use the proceeds of insurance to restore the Premises to substantially the condition existing immediately prior to any loss or damage.

11.3.	LIMITATION OF LANDLORD'S LIABILITY

Except to the extent caused by the negligence or wilful misconduct of the Landlord or those for whom at law the Landlord is responsible and except as otherwise expressly set out in this Lease, the Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage suffered by the Tenant or its employees, invitees or licensees, or others, and without limiting the generality of the foregoing and except as set out in the proviso at the start of this paragraph, in no event shall the Landlord be liable for loss, injury or damage:

	(a)	to any property of the Tenant or others from theft, damage or any other cause;

	(b)	caused to any persons or property by fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing work therein, or by dampness;

	(c)	caused by other tenants or occupants or persons or the public in or about the Premises or other rentable premises or elsewhere in the Building, or caused by operations in the conduct of any private or public work;

	(d)	of the nature of indirect or consequential loss of profits, business opportunities, contractual commitments, injury or damage of any nature whatsoever including without limitation matters affected by interruptions in the supply of water, electricity, heating, air conditioning and other utilities; or

	(e)	that is required to be insured by the Tenant under the provisions of section 11.2.

11.4.	INDEMNITY

Notwithstanding any other provision of this Lease to the contrary the Tenant shall be liable to the Landlord for and shall hold harmless and indemnify the Landlord from and against:

	(a)	all costs, liabilities, claims, damages, expenses, suits or actions (including, without limiting the generality of the foregoing, direct losses, costs, damages and expenses of the Landlord, including solicitor-client costs) resulting from:

	(b)	any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed or performed;

	(c)	any damage to property, including property of the Landlord, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Premises or arising out of any work done by, or any act, neglect, or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

	(d)	any injury to person or persons, including death at any time resulting therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Premises or arising out of any work done by, or any act, neglect, or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

such covenant of the Tenant to survive the expiration or sooner termination of the Term, notwithstanding anything herein to the contrary.

ARTICLE 12

12.	SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

The Tenant agrees with the Landlord that:

12.1.	SUBORDINATION AND ATTORNMENT

This Lease shall, at the option of the Landlord or the mortgagee under any mortgage or the trustee under any trust deed or trust indenture, now or hereafter existing, (such mortgagee or trustee being in this section 12.1 called the "Holder" and such mortgage or trust deed or trust indenture being called the "Security") affecting the Lands or Building, exercisable at any time and from time to time by the Landlord or such Holder, be either subject and subordinate to such Security and accordingly not binding upon such Holder or, alternatively, prior to such Security and binding upon such Holder. On request at any time and from time to time, the Tenant shall either postpone and subordinate this Lease with the intent and effect that this Lease and all rights of the Tenant shall be subject to the rights of such Holder as fully as if the Security, regardless of when made, had been made prior to the making of this Lease or, alternatively, to attorn to such Holder and become bound to it as its tenant of the Premises for the then unexpired residue of the Term and upon the terms and conditions contained in this Lease, in each case as the Landlord or such Holder may require, without limiting the foregoing (and notwithstanding that any of previous attornment or subordination in favour of such Holder shall have been given) the Tenant shall execute promptly the appropriate instrument of postponement and subordination or alternatively the right instrument of attornment, as the case may be, in order to give effect to the foregoing. The Landlord agrees, at the request of the Tenant, to obtain a non-disturbance agreement from any Holder in favour of the Tenant in the form reasonably satisfactory to the Tenant.

12.2.	REGISTRATION

The Tenant will not register this Lease in the Land Title Office.

12.3.	ESTOPPEL CERTIFICATES

The Tenant shall within ten (10) days of receipt of notice in writing from Landlord execute and deliver to the Landlord and if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) designated by the Landlord a confirmation in writing as to the status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, the Rentable Area of the Premises, and any other matters pertaining to this Lease as to which the Landlord shall request confirmation. Such certificate to be substantially in the form attached hereto as Schedule "E".

12.4.	LANDLORD'S LIMIT OF LIABILITY

The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned means the Landlord as set out on page 1 while it retains its interest in the Premises, but upon sale, transfer or other disposition of that interest and the assumption by the transferee of the Landlord's obligations pursuant to subsection 9.2(g) of this Lease, the Landlord will be automatically relieved of and from all liability arising out of the requirement for performance of any obligations on the part of the Landlord contained in this Lease which arise after the date of sale or transfer, it being understood and agreed that the obligations contained in this Lease on the part of the Landlord will be binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of its interest in the Premises. The Tenant agrees to attorn to a purchaser, transferee or person acquiring the interest of the Landlord in the Premises, such attornment to be effective and self-operative without the execution of any further instrument on the part of the Landlord, the Tenant or any other person.

ARTICLE 13

13.	REMEDIES OF LANDLORD AND TENANT'S DEFAULT

The Landlord and Tenant further covenant and agree as follows:

13.1.	REMEDYING BY LANDLORD, NON - -PAYMENT AND INTEREST

In addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or common law, the Landlord:

(a) shall have the right (but shall not be obligated to) at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand, together with a fee for supervision for carrying out the Tenant's obligations in an amount equal to fifteen percent (15%) of the cost of repairs or other work carried out by or under the supervision of the Landlord which amount shall be in addition to the incurred costs of such work together with interest at a rate of six percent (6%) per annum above the Prime Rate from time to time on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof by the tenant;

(b) may recover as Additional Rent all sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder by any and all remedies available to it for the recovery of Base Rent in arrears;

(c) if the Tenant shall fail to pay any Rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled to interest thereon at a rate of six percent (6%) per annum above the Prime Rate from time to time from, except where interest commences to accrue earlier pursuant to subsection 13.1(a), the date upon which the same was due until actual payment thereof.

13.2.	REMEDIES CUMULATIVE

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the common law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the common law.

13.3.	RIGHT OF RE - -ENTRY ON TERMINATION

If this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate.

13.4.	RE - -ENTRY AND TERMINATION

If and whenever the Landlord becomes entitled to or does re-enter the Premises under any provision of this Lease, the Landlord shall do so in accordance with all applicable legal requirements, and the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises notice in writing of such termination, and in such event the Tenant shall forthwith vacate and surrender the Premises.

13.5.	RIGHTS ON RE - -ENTRY

Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord, in addition to all other rights it may have, shall have the right to enter the Premises, as agent of the Tenant, in accordance with all applicable legal requirements, but without being liable for any loss or damage occasioned thereby and to relet them and to receive the rent therefor and as the agent of the Tenant if the Tenant is in default under this Lease to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from reletting the Premises, after deducting its costs of conducting such sale and its cost of reletting, upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

13.6.	DISTRESS

The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress on the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell the Tenant's goods and chattels, excepting for records and reports of a confidential nature, whether within the Premises or removed therefrom and apply the proceeds of such sale upon Rent and all other amounts outstanding including the cost of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it leaves the Premises leaving any Rent or other amounts provided to be paid under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided at law or in equity, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them from the Premises in the same manner as if such goods and chattels had remained upon the Premises. For the purposes of making any such distress the Landlord, by itself, its agents and bailiffs may break open any door or window and enter upon the Premises at any time after Rent or other monies shall accrue due.

13.7.	PAYMENT OF RENT, ETC., ON TERMINATION

If the Landlord shall re-enter and this Lease shall be terminated as provided for herein, then the Tenant shall pay to the Landlord on demand:

	(a)	Rent up to the time of re-entry or termination whichever shall be the later plus accelerated Rent as herein provided;

	(b)	all other amounts payable hereunder until such time;

	(c)	such expenses as the Landlord may incur or have incurred in connection with re-entering or terminating and reletting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage, legal fees and disbursements (on a solicitor-client basis), and the expense of keeping the Premises in good order, repairing the same and preparing them for reletting; and

	(d)	as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, the amount, if any, by which the rental value of the Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such reletting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an interest rate equal to the then current Prime Rate all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires it, the Landlord may make estimates and assumptions of fact which shall govern unless shown to be unreasonable or erroneous.

ARTICLE 14

14.	CANCELLATION OF INSURANCE AND EVENTS TERMINATING LEASE

The Landlord and Tenant further covenant and agree as follows:

14.1.	CANCELLATION OF INSURANCE

	If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or be about to be cancelled by the insurer or an insurer shall refuse or decline to place or renew insurance by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate, renew, replace or avoid cancellation of (as the case		may be), such policy of insurance, without limitation to any other right or remedy of the Landlord under this Lease, the Landlord may at its option, at any time and without notice enter upon the Premises and remove the said use or condition in which event the Tenant shall forthwith on demand pay to the Landlord the cost to the Landlord related to such removal together with a supervisory fee of fifteen percent (15%) of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof.

14.2.	DEFAULT

If and whenever:

	(a)	the Rent hereby reserved, or any part thereof, be not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and in either case such default shall continue for ten (10) days after notice by the Landlord requiring the Tenant to rectify the same; or

	(b)	the Term or any goods, chattels, equipment or other personal property of the Tenant shall at any time be taken or be exigible in execution or attachment or if a writ of execution shall issue against the Tenant; or

	(c)	the Tenant shall become insolvent or commit an act of bankruptcy, and in either case such default shall continue for sixty (60) days, or the Tenant shall become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or, if the Tenant is a corporation, become involved in a winding up proceeding or other proceeding for the termination of its corporate existence or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant or if any governmental authority should take possession of the business or property of the Tenant or the Tenant shall make a general assignment for the benefit of creditors; or

	(d)	without the written consent of the Landlord, the Premises shall be used by any persons other than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased, or shall be occupied by any person whose occupancy is prohibited by this Lease; or

	(e)	the Tenant shall assign or sublet or purport to assign or sublet any portion or all of the Term or the Premises without the written consent of the Landlord or control of the Tenant, if a corporation, is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 9; or

	(f)	the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Property or any part thereof within twenty four (24) hours after notice thereof by the Landlord; or

	(g)	the Tenant shall breach or fail to observe or perform any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for ten (10) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Tenant shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

then and in any of such cases, at the option of the Landlord, the full amount of the current month's and the next three (3) months' monthly Rent shall immediately become due and payable and the Landlord may without notice other than the notice set out in paragraphs (a) to (g) above, forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and equipment therefrom any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels and equipment of the Tenant as are in the Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Premises; and such sale may be effected in the discretion of the

Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

ARTICLE 15

15.	MISCELLANEOUS

The Landlord and Tenant further covenant and agree as follows:

15.1.	NOTICES

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served or sent by registered mail (postage prepaid with return receipt requested) or sent by telegram with report of delivery to the Landlord or the Tenant at the addresses hereinbefore set forth or in the case of the Tenant at the Premises in lieu of the address hereinbefore set forth with a copy, in the case of the Tenant, to be sent to the Tenant at 350 Holger Way, San Jose, California.

Provided, however, that such address may be changed upon five (5) business days written notice thereof, similarly given, to the other party.

The date of receipt of any such notice, demand, request, consent, approval or other instrument shall be deemed to be as follows:

(a) in the case of personal service, the date of service;

(b) in the case of registered mail, the fifth (5th) business day following the date of delivery to the post office, provided, however, that in the event of an interruption of normal mail service receipt shall be deemed to be the fifth (5th) business day following the date on which normal mail service is restored;

(c) in the case of telegram, the business day next following the day of sending.

Any notices required or permitted to be given by the Landlord pursuant to the terms of this Lease may be served by the Landlord, its lawyer or its managing agent.

15.2.	ENTIRE AGREEMENT

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease or the Premises save as expressly set out in this Lease. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

15.3.	AREA DETERMINATION

In the event that any calculation or determination by the Landlord of the Rentable Area of any premises (including the Premises) of the Building is disputed or called into question, it shall be calculated or determined by the Landlord's Architect, whose certification shall be delivered to the Tenant's Architect, and if the Tenant's Architect does not agree with such certificate, the measurement will be mutually determined by the Landlord's Architect and the Tenant's Architect, each acting reasonably. The Landlord may at any time convert all measurements relating to this Lease to metric measurements and the Lease shall be appropriately modified.

15.4.	SUCCESSORS AND ASSIGNS , INTERPRETATION

	This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors, administrators, successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate,	depending on whether the Tenant is a male or female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenant shall be deemed joint and several. If the Landlord sells the Landlord's interest in the Lands, the Landlord shall be released from all obligations, responsibilities and liabilities under this Lease arising after the date of such sale, to the extent that the purchaser of the Landlord's interest assumes the same.

15.5.	FORCE MAJEURE

Save and except for the obligations of the Tenant as set forth in this Lease to pay Base Rent, Additional Rent, Rent and any other monies required to be paid to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by any cause beyond the reasonable control of such party (but lack of funds on the part of such party shall be deemed not to be a force majeure), such failure shall be deemed not to be a breach of the obligations of such party hereunder but such party shall use reasonable diligence to put itself in a position to carry out its obligations hereunder, and the time for fulfilment of such obligation shall be extended for the period in which such circumstance operates to delay or prevent the fulfilment thereof and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

15.6.	WAIVER

Failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. The Tenant undertakes and agrees, for itself and for any person claiming to be a subtenant or assignee, that the acceptance by the Landlord of any Rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether the Landlord or said person claims that such person is a subtenant or assignee of this Lease. The Landlord may accept Rent from any person occupying the Premises at any time without in any way waiving any right under this Lease.

15.7.	GOVERNING LAW, COVENANTS, SEVERABILITY

This Lease shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

15.8.	HEADINGS, CAPTIONS

The headings and captions appearing in this Lease have been inserted for convenience of reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

15.9.	TIME FOR PAYMENT

Unless otherwise expressly provided in this Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten (10) days of such demand be treated as Rent in arrears.

15.10.	TIME OF ESSENCE

Time shall be of the essence of this Lease.

15.11.	RENEWALS

If the Tenant duly and regularly pays the Rent and observes and performs all of the covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed and if no event of material default shall have occurred, the Landlord, upon written request by the Tenant delivered not less than twelve (12) months and not more than eighteen (18) months before the expiration of the Term or the first renewal term, as the case may be, shall grant to the Tenant two (2) further renewals of this Lease for a period of five (5) years each, upon the same terms, covenants and conditions as are herein contained except as to Base Rent and except that there shall be no free rent period, fixturing period, tenant allowance or other incentives and no further right of renewal after the second renewal. The Base Rent for each renewal term shall be calculated at fair market rates being charged for new leases of comparable improved premises in comparable buildings in the City of Vancouver prevailing at the date of commencement of the applicable renewal term, having regard to the size, quality, use and location of the Premises.

At least four (4) months prior to the expiration of the Term or the first renewal term, as the case may be, the Landlord shall advise the Tenant in writing of the market rate for the Premises. Unless the Tenant shall, in writing, object to such rate within thirty (30) days after receiving the notice from the Landlord, the Tenant shall be deemed to have accepted the rate specified by the Landlord in the Landlord's notice as the rental rate for the Premises for such renewal term. If the Tenant advises the Landlord within such last mentioned thirty (30) days that the Tenant does not agree to the rate stipulated by the Landlord as the proper rent for the Premises and if the parties cannot agree upon the proper rent within a further thirty (30) days after such notice from the Tenant, then the Base Rent will be determined by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act (British Columbia).

15.11.	NO WARRANTIES

No representations, warranties, agreements or conditions have been made to the Tenant other than those expressed herein, and no agreement collateral to this Lease will be binding upon the Landlord unless it is made in writing and duly executed on behalf of the Landlord.

15.11.	CONFIDENTIALITY

The Tenant, for itself and its servants, employees, agents, successors and assigns, covenants and agrees to keep the terms of this Lease and the Offer confidential; provided that disclosure of this Lease or the Offer to the legal or accounting advisers of the Tenant, or in court proceedings, or in compliance with any law, regulation, court order or directive, shall not be in breach of such confidentiality. The Tenant further agrees to instruct its leasing agents not to publish the contents of this Lease or the Offer.

15.11.	CANADIAN FUNDS

All amounts payable by either party to the other hereunder are in Canadian dollars are to be paid in Canadian dollars.

15.11.	PARKING

The Tenant will be entitled to use, at its option and on a permit basis, up to three (3) unreserved parking stalls per 1,000 rentable square feet of Premises, such parking stalls to be in the parking lot designated by the Landlord during the Term at the prevailing monthly rental rate established by the Landlord from time to time, which is currently $45.00 per parking stall per month, plus goods and services tax. The Landlord also agrees that if the Landlord determines, acting reasonably, that it has surplus capacity in the parking lot and is able to create extra parking stalls through realigning the parking lot, the Landlord will, at the request and the cost of the Tenant, realign the parking lot to create extra parking stalls for the Tenant.

15.11.	SCHEDULES

The schedules attached to this Lease are incorporated into and form an integral part of this Lease and are as follows:

Schedule "A" – Description of Lands

Schedule "B" – Site Plan of Buildings

Schedule "C" – Floor Plan of Premises

Schedule "D" – Rules and Regulations

Schedule "E" – Form of Estoppel Certificate

Schedule "F" – Landlord's Work

IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD :

2725312 CANADA INC.

Per:	__________________________________________ (I/we have the authority to bind the corporation)

Per:	__________________________________________ c/s (I/we have the authority to bind the corporation)

TENANT :

REDBACK NETWORKS INC.

Per:	__________________________________________ (I/we have the authority to bind the corporation)

Per:	__________________________________________ c/s (I/we have the authority to bind the corporation)